UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2005
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its
Charter; State of Incorporation; Address of
Commission File	Principal Executive Offices; and	IRS Employer
Number	Telephone Number	Identification Number

1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398

1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321

1-1401	PECO ENERGY COMPANY	23-0970240
(a Pennsylvania corporation)
P.O. Box 8699
2301 Market Street
Philadelphia, Pennsylvania 19101-8699
(215) 841-4000

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Section 8 — Other Events
Item 8.01 Other Events.

John W. Rowe, Chairman, President and CEO of Exelon Corporation (Exelon), has established a second structured, prearranged stock trading plan to exercise stock options and sell a portion of the acquired shares in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Under his first 10b5-1 stock trading plan, announced in February 2004, Mr. Rowe will have exercised and sold options to acquire 475,000 shares by early May 2005. These options were granted to Mr. Rowe seven years ago when he became Chairman and CEO of Unicom Corporation, a predecessor of Exelon, in March 1998. After the exercise of the options in this first plan, Mr. Rowe will still hold options to acquire approximately 2.85 million Exelon shares.

The new trading plan covers the exercise of vested stock options for 1,471,200 shares that were granted to Mr. Rowe between 1999 and January 2001. These options are expected to be exercised over a two-year period beginning in May 2005. Assuming that the planned merger with Public Service Enterprise Group Incorporated closes during the first quarter of 2006, approximately half of these option exercises will occur before the closing and half after the closing of the merger. After selling enough shares to cover the exercise cost, tax withholding, and brokerage fees, Mr. Rowe expects to retain half of the shares that remain. The other half of the remaining shares will be sold, from which Mr. Rowe plans to contribute about 25% of the cash proceeds to charities or a charitable trust. The stock trading plan is being established to diversify a portion of Mr. Rowe’s holdings in excess of his stock ownership requirement and to deal with the aging of these options. The plan will allow him to do so in an orderly manner as part of his estate and tax planning activities.

Exelon’s stock ownership guidelines require Mr. Rowe to own Exelon stock or stock equivalents (excluding stock options) worth five times his base salary. Mr. Rowe holds stock and stock equivalents (excluding options) exceeding 193% of this guideline. Mr. Rowe and his wife own nearly 46,000 shares. Mr. Rowe also owns over 106,000 performance shares and over 293,000 shares or share equivalents deferred until he retires. Mr. Rowe’s stock ownership will increase after the exercise of options under the new stock trading plan.

Eight of Exelon’s executive officers have also entered into similar pre-arranged stock trading plans to sell a limited number of shares of Exelon common stock in order to diversify their assets. Under Exelon’s stock ownership guidelines, executive vice presidents should own Exelon stock or stock equivalents (excluding stock options) worth three times their base salary, and senior vice presidents should own two times their base salary. Each of the executive officers entering into a stock trading plan holds stock and stock equivalents (excluding options) exceeding at least 145% of the applicable guideline, which will continue to be the case after the completion of the sales contemplated by the stock trading plans. Sales under these stock trading plans will begin in May 2005.

* * * * *

This combined Form 8-K is being furnished separately by Exelon, Commonwealth Edison Company (ComEd), PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants’ 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
COMMONWEALTH EDISON COMPANY
PECO ENERGY COMPANY
EXELON GENERATION COMPANY, LLC

/s/ J. Barry Mitchell

J. Barry Mitchell
Senior Vice President, Chief Financial Officer
and Treasurer
Exelon Corporation

March 7, 2005